Exhibit 10.1

DIGITAL IMPACT, INC.

Exchange Election and Restricted Stock Agreement
for the 2005 Restricted Stock Program

under the 1998 Stock Plan

This Exchange Election and Restricted Stock Agreement (this “Agreement”) made as of the date set forth at the foot of the signature page hereto (the “Exchange Date”) sets forth the agreement between Digital Impact, Inc., a Delaware corporation (“Digital Impact”), and the executive whose name is set forth on Schedule A (hereinafter referred to as “you” and “your”).  This Agreement and the transfer and conveyance of the Digital Impact common stock described below are made subject to and in all respects are limited by the provisions of the Digital Impact, Inc. 1998 Stock Plan, as amended and restated (the “Plan”).

1.     Exchange Election

(a)   Exchange Program

This Agreement is the document that you must use to elect whether or not you want to participate in the Digital Impact, Inc. 2005 Restricted Stock Program (the “Program”), as described in the Supplement dated January 10, 2005 (the “Supplement”) to the S-8 Prospectus dated July 31, 2001 (the “Prospectus”).  By checking one of the boxes below in paragraph 1(b), you are confirming that you have received a copy of the Supplement and the Prospectus.

(b)   Check the Box

Please check only ONE of the following two boxes:

☐            YES, you want to participate in the Program.  You hereby agree to surrender all of the options to purchase Digital Impact common stock listed on Schedule A in exchange for the shares of restricted stock listed on Schedule A, subject to the terms set forth herein.

☐            NO, you decline to participate in the Program.

Signature

You do not need to read, fill out or sign any of the remaining provisions of this Agreement if you are not participating in the Program.

2.     Transfer and Conveyance of Shares.  Subject to the conditions set forth herein, effective as of the Exchange Date, Digital Impact hereby transfers and conveys to you and you hereby accept from Digital Impact, pursuant to the terms and conditions of this Agreement, the number of shares (the “Shares”) of Digital Impact’s common stock indicated on Schedule A.

3.     Vesting and Other Restrictions.  Your right to retain the Shares is subject to certain vesting and other restrictions, as follows:

(a)   Forfeiture of the Unvested Shares.  If you cease for any reason to be a Service Provider (as defined in the Plan) for any reason prior to vesting of any Shares, you will forfeit all interest in and any stockholder rights with respect to the unvested Shares.

(b)   Vesting.  The forfeiture restrictions will lapse (and the Shares will vest) in 16 equal quarterly installments on the last business day of each calendar quarter on which banks are open in the United States.  The first vesting date will be March 31, 2005.

(c)   Limitations on Transfer.  You may not transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Shares until such Shares have vested.  The term “transfer” includes, without limitation, any sale, encumbrance, gift or other disposition, but does not include any conversion, as described in paragraph 7 below.  Any attempted transfer in violation of this provision will be void.

(d)   Restrictive Legend.  Until your interest in the Shares has vested, any physical stock certificate representing the Shares will include a restrictive legend and Digital Impact will maintain stop transfer orders with respect to such Shares.

4.     Escrow of Shares.  Digital Impact will hold all unvested Shares in escrow.  It is not currently contemplated that the Shares will be certificated.  However, if certification of the Shares is determined to be necessary or appropriate by Digital Impact, then, at Digital Impact’s request, you will endorse any stock certificate or certificates representing your unvested Shares, any new, additional, or different shares of stock that may be issued to you with respect to any unvested Shares held in escrow, and any other assets that you may receive upon any conversion of unvested Shares.  Both the Shares and any such additional shares or assets will be subject to the vesting, forfeiture and transferability restrictions set forth in paragraph 3 above in the same fashion as the Shares.

5.     Delivery of Shares.  Digital Impact will release the Shares from escrow once your interest in the Shares vests and upon satisfaction of your personal tax obligations, as described in paragraph 6 below.  The Shares will be delivered to your brokerage account at Smith Barney.  If you do not currently have an account with Smith Barney, you will need to establish one.  You may obtain forms to open an account with Smith Barney by contacting the Company’s General Counsel.  You agree to complete and sign any documents and take any additional action that Digital Impact may request to enable it to accomplish the delivery of the Shares on your behalf.

6.     Personal Tax Obligation.

(a)   Tax Obligations.  You agree that Digital Impact’s obligation to terminate the restrictions on the Shares and release them from escrow is subject to your satisfaction of the minimum statutory withholding rates for federal, state and local income and employment tax.  Your personal tax obligation with respect to the Shares includes:

(i)    taxes on the amount equal to the fair market value of the Shares that vest on each vesting date (unless the shares have previously been taken into income pursuant to a valid Section 83(b) election);

(ii)   taxes on the amount equal to the fair market value of the Shares on the Exchange Date (only to the extent that you file a Section 83(b) election with respect to the unvested Shares);

(iii)  taxes on any dividends that are paid on your unvested Shares (recognized when the related Shares vest); and

(iv)  taxes arising from any other stock or assets that may be issued to you with respect to your unvested Shares (again, recognized when the Shares vest).

Note that your personal tax obligation varies depending on whether you file a Section 83(b) election with respect to your Shares.  For more information regarding a Section 83(b) election, please review the Supplement.

(b)   Withholding.  Digital Impact will withhold from the Shares otherwise deliverable to you on each vesting date that number of Shares having a value equal to the minimum statutory withholding rates for federal, state and local taxes.  You may not elect any other method of withholding.

7.     Conversion of Shares Upon Merger; Recapitalization.  In the event Digital Impact’s common stock is converted into cash or other shares or securities of Digital Impact or any other corporation or entity as a result of a merger, consolidation, reorganization, liquidation or other transaction, any unvested Shares that you hold at the time of any such transaction may be converted into cash or other shares or securities of Digital Impact or such other corporation.  Also, the Shares will be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Digital Impact’s common stock as a result of a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock or by reason of a merger, consolidation or other change in the capital structure of Digital Impact.  Any new shares or other assets that may be issued to you in connection with any of these events will be held in escrow in accordance with the same terms and conditions applicable to the Shares and will be distributed to you in accordance with the vesting and other terms of this Agreement.

8.     Conditions to Effectiveness of Agreement.

This Agreement shall not become effective and shall have no force or effect:

•      if you have checked the “NO” box in paragraph 1(a); or

•      if Digital Impact has not accepted the Agreement, as evidenced by a signature on the Agreement on behalf of Digital Impact.

In any such case, no options will be cancelled and no shares of common stock will be issued.

9.     Miscellaneous.

(a)   Stockholder Rights.  Whether or not your interest in the Shares has fully vested, you will have all the rights of a stockholder, including the right to receive dividends or other distributions paid or issued with respect to the Shares, subject to the provisions of this Agreement.

(b)   No Right to Employment.  The action of Digital Impact in establishing the Plan and the Program and any action taken under any provision of the Plan, the Program or this Agreement shall not be construed as granting you any right to remain in the employ of the Company for any period of specific duration.

(c)   Governing Law.  This Agreement shall be construed and enforced in accordance with, and shall be governed by, the laws of the State of California.

Whereas, the parties hereto have executed this Agreement as of the Exchange Date.

PARTICIPANT

Signature

Print Name

DIGITAL IMPACT, INC.

By:

Name:

Title:

Exchange Date: January 25, 2005